CONTRACT FOR PURCHASE OF PROPERTY

FIRST INTERNET BANCORP (“Purchaser”), hereby shall purchase from LHRET ASCENSION SV, LLC (“Seller”) the property commonly known as 11201 USA Parkway, situated in the Town of Fishers, Hamilton County, Indiana that is a medical office building (the “Building”) and further described as the “Improvements” in that Ground Lease, dated May 30, 2003 (the “Ground Lease”), between Seller and St. Vincent Hospital and Health Care Center (“Ground Lessor”), which property is more particularly described and/or depicted on Exhibit A, attached to and made a part of this Contract, together with all of Seller’s right, title and interest in and to any and all: (a) rights, interests, privileges and easements appurtenant or appertaining thereto; (b) licenses, approvals and permits with respect thereto, if any; and (c) warranties or guaranties relating thereto, if any (collectively, the “Property”), for One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) (the “Purchase Price”), subject to and upon the terms and conditions set forth in this Contract.

Buyer acknowledges that (a) the Leased Premises (as defined in the Ground Lease) only comprises the “footprint” of the Building, (b) the Property does not include any rights to use the land on which the Building is located, (c) the Property does not include any rights to use the Common Areas (as described in the Ground Lease), (d) the Property is subject to the Declaration of Restrictions, Covenants and Easements, dated May 30, 2003 (the “Declaration”), and recorded in the Office of Recorder of Hamilton County, Indiana, and (e) the Property is subject to a right of first refusal set forth in Section 1 of the Declaration (the “ROFR”) with which Seller must comply or for which Seller must obtain a waiver from Ground Lessor.

1.          Earnest Money Deposit. Within seven business days after the latest date (the “Effective Date”) set forth on the signature page to this Contract, Purchaser shall deposit Twenty-Five Thousand and No/100 Dollars ($25,000.00) (such deposit together with any interest earned thereon is hereinafter referred to collectively as the “Earnest Money”) with Chicago Title Insurance Company (the “Title Insurer”). PURCHASER SHALL FORFEIT THE EARNEST MONEY TO SELLER IF PURCHASER FAILS OR REFUSES TO PERFORM ITS OBLIGATIONS HEREIN SPECIFIED AND ALL CONDITIONS AND REQUIREMENTS OF THIS CONTRACT HAVE BEEN SATISFIED. Such forfeiture of Earnest Money shall constitute liquidated damages and shall be Seller’s sole remedy at law or in equity. The Earnest Money otherwise shall be refunded or forfeited in accordance with the terms contained in this Contract, and, if all of the terms and conditions of this Contract are satisfied or waived and the transaction is closed, then the Earnest Money shall be applied to the Purchase Price.

2.          Purchase Price. At the Closing (as defined below), Purchaser shall pay to Seller the Purchase Price, less the Earnest Money and further adjusted for any other credits, reductions and prorations for which this Contract provides.

3.          Closing. Subject to all other terms and conditions set forth in this Contract, the transactions described in this Contract shall be closed (the “Closing”) on or before the date (the “Termination Date”) that is thirty (30) days after the expiration of the Due Diligence Period (as such term is defined in Section 7 below), with the exact date of Closing (the “Closing Date”) to be specified by Purchaser in a written notice delivered to Seller at least three (3) days prior to the Closing. The Closing will take place at the office of the Title Insurer or such other place as the parties may mutually agree upon in writing. Any closing fee charged by the Title Insurer shall be split evenly between Purchaser and Seller. Purchaser shall pay the cost of recording the Special Warranty Deed and Seller shall pay the cost of filing the Indiana Sales Disclosure form. Each party hereto shall pay the fees of any attorneys or other consultants hired by such party in connection with the purchase of the Property. If the Closing does not occur on or before the Termination Date, this Contract shall automatically terminate.

4.          Closing Documents. At Closing, Seller shall deliver to Purchaser or its assignee or designee: (a) a duly executed Special Warranty Deed conveying fee simple title to the real property components of the Property free of any and all liens, encumbrances, easements, restrictions, covenants or other title defects, except the Permitted Exceptions (as hereinafter defined); (b) a duly executed vendor’s affidavit substantially similar in form and substance to the Indianapolis Bar Association’s form of vendor’s affidavit; (c) a duly executed non-foreign affidavit in form and substance satisfactory to Purchaser and the Title Insurer; (d) a duly executed Indiana Sales Disclosure Form in the form required by Indiana law; (e) a duly executed assignment by Seller of the Leases, Contracts and Plans (as each is defined below) approved by Purchaser, if any, pursuant to Section 7.5 below and any warranties and guaranties, each to the extent assignable, in form and substance satisfactory to Purchaser (the “Assignment”); and (f) any and all other documents contemplated by this Contract or necessary to consummate the sale of the Property. At Closing, Purchaser shall deliver to Seller: (a) the Purchase Price; (b) a duly executed Sales Information Disclosure form in form and substance required by applicable law; (c) the Assignment; and (d) any and all other documents required by applicable laws to consummate the sale of the Property. Purchaser and Seller acknowledge that the transactions contemplated by this Contract may be subject to the provisions of the Indiana Responsible Property Transfer Law (Ind. Code 13-25-3-1, et seq.). Seller agrees that they shall either (i) comply with the provisions of the Indiana Responsible Property Transfer Law and provide the Purchaser with a “disclosure document” as and when required by the Indiana Responsible Property Transfer Law, or (ii) provide the Purchaser with a certification on or before the Closing Date that the transactions contemplated by this Contract are not subject to the provisions of the Indiana Responsible Property Transfer Law in a form and content acceptable to Purchaser. In the event Seller provides Purchaser with a “disclosure document” and Purchaser thereafter declines to accept the transfer of the Property (as permitted by the Indiana Responsible Property Transfer Law), Purchaser may cancel this Contract by written notice to Seller, in which event the Earnest Money shall be immediately refunded to Purchaser by the Title Insurer.

5.          Possession. Possession of the Property shall be delivered on the Closing Date, free and clear of all rights and claims of any other party to the possession, use or control of the Property, except the rights of tenants pursuant to Leases approved by Purchaser pursuant to Section 7.5 below, and for the Permitted Exceptions. Buyer acknowledges and agrees that upon closing, subject to any representations in this Contract or the Deed, Seller shall sell and convey to Buyer, and Buyer shall accept the Property, “AS IS, WHERE IS, WITH ALL FAULTS”. Buyer hereby unconditionally waives any implied warranty of suitability, merchantability or fitness for particular purpose.

6.          Taxes and Assessment. Purchaser assumes and shall pay (a) all assessments for improvements becoming a lien on or after the Closing Date; and (b) its pro rata portion of the real estate taxes assessed for and becoming a lien during the calendar year in which closing occurs (based upon the number of days remaining in such calendar year on or after the Closing Date). Seller shall pay (a) all assessments for improvements not assumed by Purchaser; (b) both installments of real estate taxes payable during the calendar year in which closing occurs; (c) its pro rata portion of the real estate taxes assessed for and becoming a lien during the calendar year in which closing occurs (based upon the number of days in such calendar year prior to the Closing Date); and (d) all delinquent real estate taxes and assessments (and penalties and interest thereon, if any). The present tax rate and assessed values shall be used for the purposes of the prorations under this Section if the applicable tax rate and assessed values have not been set. Any taxes or assessments (and penalties and interest thereon, if any) which are either (a) not assumed by Purchaser and which are not due and payable at the time of closing; or (b) delinquent at time of Closing, shall be allowed to Purchaser as a credit against the Purchase Price at Closing. Any and all rental income from the Property shall be pro-rated as of the Closing Date (with rents and rental payments for the day of closing allocated to Purchaser). If Seller and Purchaser fail to cause any utility services rendered to the Property to be placed in the name of Purchaser as of 11:59 p.m. on the day before the Closing Date, the charges for any such utility services shall be prorated as of the Closing Date, based upon the most recent bills available and readjusted on the basis of the actual bills rendered for the period during which the closing occurs, as and when such bills are received.

7.          Conditions of Performance. For purposes of this Contract, the term “Due Diligence Period” shall mean the date which is 30 days after the ROFR Expiration Date (as defined below). Within 15 days after the Effective Date, Seller shall provide Purchaser with copies of all of the following items relating to the Property to the extent that such items are in Seller’s possession: any and all Leases, Contracts, Plans, title insurance policies (including exception documents), surveys, easements, restrictions, drainage and retention agreements, environmental and engineering reports, property condition reports, rent rolls, management and service contracts, any other investigations pertaining to the environmental or physical condition of the Property or any portion thereof, and any and all other documents and agreements relating to the use and development of the Property (collectively, the “Due Diligence Materials”). Purchaser’s obligations under this Contract are subject to the timely and complete satisfaction of each of the following conditions, unless waived in writing by Purchaser.

7.1           Survey. If Purchaser obtains on or before the expiration of the Due Diligence Period a survey of the Property conforming to the Minimum Standard Detail Requirements for an ALTA/ACSM Land Title Survey (the “Survey”), the Survey shall be satisfactory to Purchaser in all respects.

7.2           Title Insurance. On or before the expiration of the Due Diligence Period, Purchaser shall have obtained a current title insurance commitment for the Property issued by the Title Insurer, in which commitment the Title Insurer shall agree to (a) insure for the full amount of the Purchase Price merchantable and marketable fee simple title to the Property, free of all exceptions (including, without limitation, the standard exceptions), except only the Permitted Exceptions (as defined below); and (b) issue such endorsements as Purchaser may reasonably request (the “Title Commitment”). Purchaser shall provide any objections (collectively, the “Title Objection”) to matters disclosed in the Survey, Title Commitment and/or exception documents on or before five days prior to the expiration of the Due Diligence Period. If Purchaser provides any Title Objections, Seller shall notify Purchaser in writing on or before one (1) day prior to the expiration of the Due Diligence Period whether Seller covenants and agrees to cure any such objection(s) prior to the Closing Date in a manner satisfactory to Purchaser in its sole discretion. Any exceptions to title reflected on the Title Commitment to which Purchaser fails to timely object (except:  (a) the lien of any mortgage, other security instrument, UCC financing statement or tax or monetary lien, which in all cases shall be released at or before the Closing, or, if not released, then Purchaser shall have the right to pay such monetary amounts and offset such payments against the Purchase Price; and (b) the standard, pre-printed exceptions, which in all cases shall be deleted from the final owner’s title policy) shall be deemed “Permitted Exceptions”. At Closing, Purchaser shall receive a credit against the Purchase Price for the amount of the premium for the policy to be issued pursuant to the Title Commitment, excluding any endorsements thereto. Except as provided in clause (a) above regarding any monetary lien, nothing in this Contract shall be deemed to require Seller to take any steps to remove any defect in or objection to title or to expend any moneys therefor, nor shall Buyer have any right of action against Seller, at law or in equity, therefor. The Title Commitment and the final title policy shall have an insured amount not to exceed the Purchase Price.

7.3           Suitability of the Property. Purchaser at its cost and expense and prior to the expiration of the Due Diligence Period, shall have determined, in its sole and absolute discretion, that the Property is suitable to Purchaser for its intended use and development in all respects.

7.4           Litigation and Representations. As of the Closing Date, no action or proceeding before a court or other governmental agency or officer shall be pending (and to the best of either Seller’s or Purchaser’s knowledge, no such action or proceeding shall be threatened) that materially impairs the value of the Property or prevents Purchaser from undertaking and completing Purchaser’s intended use and development of the Property. As of the Closing Date, the representations and warranties set forth in Section 9 shall be true and accurate in all material respects as of the Closing Date, except for those representations and warranties that refer to facts existing at a specific date, which shall be accurate in all material respects as of such date and, for those representations and warranties that refer to facts existing at a specific date, an update of such representations to reflect events occurring between the Effective Date and the Closing

7.5           Leases and Contracts. Together with the other Due Diligence Materials, Seller shall provide to Purchaser, at Seller’s cost and expense, true and accurate copies of all lease agreements affecting all or any portions of the Property (the “Leases”), all other agreements and contracts affecting all or any portions of the Property or relating to the use, ownership, maintenance, management or operation thereof (the “Contracts”), and all plats, plans, reports, covenants, conditions, commitments and other agreements, instruments and documents (other than Leases and Contracts) relating or applicable to the development, use or ownership of the Property (the “Plans”); and Purchaser shall have approved the Leases, Contracts and Plans prior to the expiration of the Due Diligence Period. All Leases approved by Purchaser, all Contracts approved by Purchaser and all Plans approved by Purchaser and to the extent assignable shall be assigned to Purchaser at the Closing. Any and all deposits paid to Seller or being held by Seller pursuant to the approved Leases or approved Contracts shall be retained by Seller and credited against the Purchase Price.

7.6           Approvals. On or before the expiration of the Due Diligence Period, Purchaser, at its cost and expense, shall have determined in its sole discretion that it has obtained or will be able to obtain all government, regulatory, and corporate approvals deemed by Purchaser to be necessary or desirable and any approvals or consents required under any declaration, covenants and/or restrictions applicable to the Property.

7.7           Simultaneous Closing. Simultaneously with the execution of this Contract, Purchaser is entering into a Contract for Purchase of Real Estate with St. Vincent Hospital and Health Care Center, Inc. (“St. Vincent”), pursuant to which Purchaser desires to acquire and St. Vincent desires to sell the real estate described on Exhibit A and any and all of St. Vincent’s right, title and interest in and to the Property (the “St. Vincent Contract”). Purchaser shall be satisfied, in its sole discretion, that all conditions precedent with respect to the St. Vincent Contract have been satisfied and (a) the transactions contemplated by the St. Vincent Contract shall close simultaneously with the transactions contemplated by this Contract, and (b) Ground Lessor and Seller shall have terminated the Ground Lease.

8.          Termination.

8.1           If one or more of the conditions set forth in Section 7 is not timely and completely satisfied, Purchaser may terminate this Contract and all of its obligations hereunder by written notice to Seller, in which event, the Earnest Money shall be immediately refunded to Purchaser. If Purchaser does not notify Seller in writing prior to the expiration of the Due Diligence Period that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.5 and 7.6 have been satisfied and/or waived, then this Contract and all of its obligations hereunder shall automatically terminate upon the expiration of the Due Diligence Period, in which event, the Earnest Money shall be immediately refunded to Purchaser.

8.2           Seller’s sale of the Property is contingent upon Seller obtaining a waiver from Ground Lessor of the ROFR on or before thirty-five (35) days after the Effective Date. Within five (5) days after the Effective Date, Seller shall notify the Ground Lessor of this Contract in accordance with the ROFR. Pursuant to the ROFR, Ground Lessor has up to thirty (30) days after receiving the aforementioned notice to exercise its ROFR. The date upon which Ground Lessor waives or notifies Seller that it elects not to exercise its ROFR is hereinafter referred to as the "ROFR Expiration Date". Seller’s sale of the Property is further contingent upon receiving from Ground Lessor a termination of Ground Lease executed by Ground Lessor that contains a mutual release of Seller and Ground Lessor. Seller hereby agrees that it will enter into such a mutual release and termination agreement to terminate the Ground Lease.

9.          Covenants, Representations and Warranties. Seller hereby covenants, represents and warrants to Purchaser (and shall be deemed to covenant, represent and warrant to Purchaser on the Closing Date) that: (a) there is no condemnation or similar proceeding which is pending against the Property or any part thereof; (b) Seller has not received any notification from any governmental agency, authority or instrumentality of any pending or threatened assessments on or against the Property for the cost of improvements to be made with respect to the Property or any part thereof; (c) after the Effective Date Date, Seller will not create, permit or suffer any lien or other encumbrance to attach to or affect the Property and improvements thereon, except for the lien of nondelinquent real estate taxes and liens and encumbrances which will be fully discharged on or before the Closing Date; (d) to Seller’s knowledge there are no claims, actions, suits, proceedings pending with respect to or in any manner affecting the Property or Seller’s ownership thereof; (e) Seller has not sold, assigned, transferred, leased, subleased, encumbered or conveyed any right, title or interest whatsoever in or to the Property, except for the Permitted Exceptions and leases and encumbrances which, if not approved by Purchaser pursuant to Section 7.5 of this Contract, will have terminated or will be fully discharged on or before the Closing Date; (f) prior to the Closing, Seller shall not sell, assign, transfer, lease, sublease, encumber or convey any right, title or interest whatsoever in or to the Property or any portion thereof without Purchaser’s prior written consent, nor shall Seller amend, modify, extend, terminate or alter any currently existing agreement or document relating to the Property without Purchaser’s prior written consent; (g) to the best of Seller’s knowledge, neither the Property nor any portion thereof has been used for the treatment, storage or disposal of any hazardous, special or other wastes, substances, materials, constituents, pollutants or contaminants as defined under applicable federal, state or local laws or regulations promulgated thereunder; (h) prior to Closing, Seller shall cause all Title Objections that Seller commits to cure, if any, to be cured in accordance with Section 7.2 above; (i) the Ground Lease is in full force and effect, and to the best of Seller's knowledge, neither Ground Lessor nor Seller are in default under the Ground Lease; and (j) prior to the Closing, Seller agrees not to sell the Property or any portion thereof or enter into any agreements for the sale of the Property or any portion thereof to any entity or person other than Purchaser unless such agreement specifically provides that it is a back up offer for the purchase and sale of the Property and may only be consummated in the event this Contract terminates pursuant to its terms.

10.         Damage and Condemnation. Seller shall maintain the Property and deliver the Property to Purchaser on the Closing Date in the same condition as on the Effective Date, ordinary wear and tear excepted. If the Property shall be damaged, destroyed or materially condemned, in whole or in part, or if any notice of condemnation shall be given at any time after the Effective Date, Purchaser, at its sole option, may (a) cancel this Contract, or (b) proceed with closing. If Purchaser elects to proceed with closing, then Purchaser shall accept assignment of any condemnation award or proceeds of any insurance policy related to such damage or destruction. If Purchaser elects to cancel this Contract as provided in this Contract, the Earnest Money shall be immediately refunded to Purchaser.

11.         Inspection. Purchaser, its employees, agents and independent contractors shall have the right to enter upon the Property to perform the Survey and conduct all tests, inspections and examinations which Purchaser deems necessary or desirable including, without limitation, tests, inspections and examinations related to access to utilities, environmental condition, soil and geotechnical condition, the physical condition of the Property (including the HVAC, plumbing, electrical, structural elements, glass, windows, and roof), subsurface conditions, drainage, parking, easements and cross-easements and architectural feasibility. Seller agrees to cooperate with Purchaser and to provide Purchaser with copies of all documents relating to the Property as and when required by this Contract and to furnish such other information regarding the Property as Purchaser may, from time to time, reasonably request. Purchaser shall not permit any mechanic’s liens to be placed on or against the Property or any portion thereof in connection with any activities of Purchaser with respect to the Property. Buyer shall indemnify and hold harmless Seller and its affiliates and their respective officers, directors, members, employees and agents from any liability or damages related to Buyer’s investigation of the Property, which obligation shall survive termination of this Contract.

12.         Notices. All notices required hereunder shall be made in writing and shall be deemed delivered on the third business day following deposit in the U.S. Mail or the day following deposit with an overnight courier when addressed to Seller at ℅ Ventas, Inc., 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, Attention: Kevin Geraghty; and addressed to Purchaser at ℅ First Internet Bank of Indiana, 9200 Keystone Crossing, Suite 800, Indianapolis, Indiana 46240-4603, Attention: ______________; with a copy to Steve Hardin, Faegre Baker Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240.

13.         Default. Seller agrees that money damages are not an adequate remedy for breach of this Contract by Seller, and, therefore, Purchaser shall be entitled to either (i) the remedy of specific performance to enforce the terms hereof, or (ii) terminate this Contract in accordance with this Section 13 in which event the Earnest Money shall be immediately refunded to Purchaser. If Purchaser defaults in its obligations under this Contract and fails to cure such default within fifteen (15) days after written notice of such default, this Contract may be terminated by Seller and the Earnest Money shall be paid to Seller as liquidated damages and as its sole and exclusive remedy. Purchaser and Seller agree that the amount of the actual damages which Seller would suffer as a result of Purchaser’s default would be extremely difficult to ascertain and have agreed, after specific negotiations relating thereto, that the Earnest Money is a reasonable estimate of Seller’s damages and is not intended to constitute a penalty. If this Contract is terminated pursuant to Section 8 or automatically terminates pursuant to Section 3, all further obligations of the parties under this Contract will terminate and be of no further force or effect, except for the provisions that expressly survive such termination, and no party shall have any additional liability to the other as a result of the termination of this Contract. The provisions of this Section 13 shall be the sole and exclusive remedy resulting from a breach of any representations, warranty, covenant or agreement prior to the Closing that is available under contract, tort or any other legal theory to the parties to this Contract. All of the provisions of this Section 13 shall survive the termination of this Contract.

14.         Survival. No representations or warranties contained in this Contract shall survive the Closing, and neither Purchaser nor Seller shall have any right after Closing to recover from the other damages related to any breach of any representation or warranty.

15.         General. The terms and provisions of this Contract shall be governed and construed in accordance with the laws of the State of Indiana. The captions and section numbers shall not be considered in any way to affect the interpretation of this Contract. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, and personal representatives. This Contract is the final expression of the complete and exclusive agreement between Seller and Purchaser. This Contract shall not be construed with resort to any presumption against the preparer or maker hereof. The term “Contract” as used herein means the contract arising between the parties on the terms set forth herein.

16.         Authority. Purchaser and Seller each represents: (a) that the undersigned person signing on its behalf is fully empowered and duly authorized by any and all necessary action or consent required under any applicable articles of incorporation, bylaws, partnership agreement or other agreement to execute and deliver this Contract for and on behalf of said party; (b) it has full capacity, power and authority to enter into and carry out its obligations under this Contract; and (c) that this Contract has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

17.         Brokers. Purchaser and Seller hereby represent and warrant to each other that they have not dealt with any broker in connection with this transaction, except Cassidy Turley and Ambrose Brokerage, LLC (the “Brokers”). Seller hereby represents and covenants that they have agreed to pay all fees and commissions payable to the Brokers as a result of this transaction. Purchaser and Seller hereby further represent and warrant to each other that no fee, commission or similar compensation shall be payable by Seller or Purchaser to any broker or any other person, except to the Brokers by Seller, as a result of any agreement or action by Seller or Purchaser, respectively.

18.         Assignment. On or before the Closing Date, Purchaser shall have the right to assign or transfer all or any portion of its rights under this Contract without Seller's consent or approval to an entity controlled by or under common control with Purchaser Any other assignment, transfer or encumbrance of this Contract without Seller's prior written consent (which shall not be unreasonably withheld, conditioned or delayed), shall be void. Notwithstanding any such assignment, Purchaser shall remain liable hereunder.

19.         Counterparts. This Contract may be executed in counterparts (including execution of counterpart signature pages), each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

20.         Attorneys’ Fees. In addition to any other remedy provided for herein, the non-prevailing party shall pay all costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in successfully enforcing or defending any provision of this Contract against such non-prevailing party.

21.         Facsimile Signatures. Signatures to this Contract transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Contract with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Contract.

[Signature Page Follows]

This Contract is hereby executed this 30th day of January, 2013, as to Purchaser.

PURCHASER:

FIRST INTERNET BANCORP

By:	/s/ David B. Becker
Printed:	David B. Becker
Title:	CEO

This Contract is hereby executed this 30th  day of January, 2013, as to Seller.

SELLER:

LHRET ASCENSION SV, LLC
By:	LHRET Ascension, LLC
By:	THL 191 JV, LLC
By:	LHRET 191, LLC
By:	Lillibridge Healthcare Real Estate Trust, L.P.
By:	Lillibridge Healthcare Real Estate Trust

By:	/s/ Kevin Geraghty
Printed:	Kevin Geraghty
Title:	E.V.P.

EXHIBIT A

(Legal Description)

A-1

A-2